                                                                   EXHIBIT 10.26

Certain confidential information has been omitted from this Exhibit 10.26 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "***" at each place in this Exhibit 10.26 where the omitted information appeared in the original.

                               SERVICES AGREEMENT
                               ------------------

         This Services Agreement (the "Agreement") is entered into as of the ______ day of October, 2002 (the "Effective Date") by and between PrivilegeONE Networks LLC, a Delaware limited liability company having its principal place of business in Vero Beach, Florida ("PrivilegeONE"), and World Omni Financial Corp., a Florida corporation having its principal place of business in Deerfield Beach, Florida ("World Omni").

         WHEREAS, PrivilegeONE has developed and implemented the PrivilegeONE Loyalty Card Program (the "Loyalty Program") through the PrivilegeONE NetworksSM;

         WHEREAS, Fleet Credit Card Services, L.P., for itself and on behalf of Fleet Bank (RI), National Association (collectively "Fleet") and PrivilegeONE have developed and marketed a co-brand credit card program for the new vehicle industry, including the issuance of a co-branded credit card, and currently offer a loyalty program for cardholders in the United States and its territories (the "Credit Card Program"), and the Loyalty Program and the Credit Card Program together are referred to herein as the "Program";

         WHEREAS, Fleet and PrivilegeONE are parties to that certain Co-Brand Credit Card Program Agreement dated May 9, 2001 (the "Co-Brand Agreement"), wherein PrivilegeONE has agreed to perform certain obligations with respect to the sales, marketing and installation functions of the Program (Unless otherwise defined, all capitalized terms used in this Agreement shall have the meaning given to them in the Co-Brand Agreement or the Dealer Contract);

         WHEREAS, World Omni has entered into agreements with Toyota dealerships (the "World Omni Dealers") in North Carolina, South Carolina, Alabama, Georgia and Florida, and desires to market and implement the Program with the World Omni Dealers;

         WHEREAS, in furtherance of this objective, World Omni is willing and able to assume and perform certain of PrivilegeONE's obligations as set forth in the Co-Brand Agreement with respect to the participating World Omni Dealers;

         WHEREAS, PrivilegeONE desires that World Omni assume and perform certain of PrivilegeONE's obligations as set forth in the Co-Brand Agreement in accordance with the terms and conditions of this Agreement with respect to the participating World Omni Dealers;

         NOW, THEREFORE, in consideration of the mutual obligations, promises and undertakings of the parties herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                            WORLD OMNI'S OBLIGATIONS
                            ------------------------

         1.1 EXCLUSIVITY FOR THE PROGRAM. Except as otherwise provided in this Agreement, and with the exception of the Customer Care Card, during the term of this Agreement, including any Renewal Terms, World Omni and Privilege One shall endorse the Program exclusively, and shall not advertise, promote or market to the World Omni Dealers any unsecured or secured credit cards, charge cards (such as American Express), travel and entertainment cards (such as Diner's Club), debit cards and stored value cards (collectively "Card Products") for any entity other than PrivilegeONE. Further, during the term of this Agreement, including any Renewal Terms, World Omni shall not solicit proposals for, or enter into negotiations for, the providing of any Card Product for any entity other than PrivilegeONE for the benefit of the World Omni Dealers. This provision shall be of no force and effect following the termination of this Agreement.

         1.2 CUSTOMER PRE-QUALIFICATION. During the term of this Agreement World Omni agrees that it will not sponsor, advertise, market, or act as agent, promoter or otherwise engage in a Card Product which could infringe upon Fleet's I-Now(TM) process, patent pending. This provision shall not apply if a patent is finally and definitively denied for the I-Now(TM) process.

         1.3 MARKETING EFFORTS. During the term of this Agreement (a) World Omni will actively promote and offer the Program to the World Omni Dealers using the PrivilegeONE NetworksSM or other marketing methods approved by PrivilegeONE. World Omni will similarly promote the PrivilegeONE Membership Plan to the World Omni Dealers, in addition to promoting the Credit Card Loyalty Program. The initial components of the PrivilegeONE Membership Plan and the Credit Card Loyalty Program are set forth in Exhibit A.

                 (b) In marketing, promoting or selling the Program to the World Omni Dealers, World Omni shall use only those marketing materials prepared and/or approved by PrivilegeONE and World Omni for such use. If PriviegeONE's standard marketing materials are used in the Program, such materials will be prepared and furnished by PrivilegeONE. If World Omni uses customized marketing materials in the Program, such materials will be prepared and furnished at World Omni's expense.

                 (c) World Omni shall use commercially reasonable efforts to ensure that the World Omni Dealers participating in the Program use only those current Scripts and Marketing Materials approved by PrivilegeONE and Fleet prior to such use.

         1.4 DEALER CONTRACT; INSTALLATION AND TRAINING. (a) World Omni shall make every commercially reasonable effort to require that each participating World Omni Dealer execute the Dealer Contract as set forth in Exhibit B (without alteration or amendment). If a World Omni Dealer desires any change or amendment to the Dealer Contract, such changes or amendments must be submitted to, and approved by, PrivilegeONE. Each Dealer Contract will contain appropriate trademark licensing language providing PrivilegeONE with the right to sublicense the Dealer Trademarks to Fleet for Fleet to use as set forth in the Co-Brand Agreement. World Omni agrees and acknowledges that Fleet will only issue a Credit Card bearing a Dealer Trademark after the participating World Omni Dealer has executed a Dealer Contract and Fleet determines, in Fleet's sole discretion, that such Dealer Contract contains the appropriate trademark language permitting Fleet to use such Dealer Trademark as set forth in this Agreement.

                 (b) With respect to each participating World Omni Dealer, World Omni hereby agrees to assume and undertake to perform all installation and training functions as provided in the Dealer Contract's Installation and Training Guidelines, as amended from time to time. With respect to such training, World Omni shall only use those approved training materials (including, without limitation, Scripts and talking points) supplied by PrivilegeONE. World Omni shall use commercially reasonable efforts to conduct such training and monitoring to ensure that the participating World Omni Dealers present the Program to Customers and other consumers only in a manner that is consistent with the Scripts, Marketing Materials and the scope of the Program. Further, World Omni shall use commercially reasonable efforts to ensure that the participating World Omni Dealers use only such Scripts and Marketing Materials and that the promotional efforts of such participating World Omni Dealers are consistent in all material respects with such Scripts and Marketing Materials.

                 (c) World Omni shall instruct the participating World Omni Dealers to refer to the PrivilegeONE Web Site ("Web Site") for all Applicant questions about the Program that are not answered in the training materials provided by PrivilegeONE for such purpose. Subject to Section 7.9, PrivilegeONE shall be responsible for establishing and maintaining the Web Site, and for its being fully operational and continuously available for use by participating World Omni Dealers. For questions not answered in either the training materials provided by PrivilegeONE for such purpose or the Web Site, World Omni shall instruct the participating World Omni Dealers to refer all such Applicant questions to PrivilegeONE, using the toll-free telephone number provided by PrivilegeONE.

                 (d) World Omni agrees to instruct and require all participating World Omni Dealers to permit only the those individual(s) chosen by the World Omni Dealer's management and listed on Exhibit E of the Dealer Agreement to administer the Program, including, without limitation, assisting Customers with Applications.

         1.5 SECURITY. World Omni shall use commercially reasonable efforts to instruct the participating World Omni Dealers to maintain adequate security procedures to protect the privacy and information of Applicants. Upon five days written notice, and during the World Omni Dealer's normal business hours, PrivilegeONE and/or Fleet shall have the right to perform initial and periodic on-site security reviews when accompanied by a World Omni represenative at the respective World Omni Dealers to determine compliance with this Section 1.5.

         1.6 CUSTOMER COMPLAINTS. World Omni shall promptly notify PrivilegeONE, in writing, of program-related complaints it receives relating to PrivilegeONE's or Fleet's conduct, including complaints of alleged inappropriate activity. In the event that PrivilegeONE or Fleet shall fail to cure such activity within a five (5) business day period, after receipt, to World Omni's sole and complete satisfaction, World Omni shall have the right to terminate this Agreement by providing notice to PrivilegeONE and Fleet, which shall state World Omni's intention to terminate this Agreement, and such notice of termination shall be provided within thirty (30) calendar days after such five
(5) business day period. Such termination by World Omni shall be effective within thirty (30) days of such notice.

         1.7 REASONABLE ASSISTANCE. World Omni agrees to provide PrivilegeONE with such information and assistance as may be reasonably requested by PrivilegeONE in connection with the Program.

         1.8 ADDITIONAL MARKETING EFFORTS. In the event that World Omni elects to conduct separate marketing or solicitation efforts to solicit Applications for the Program during the term of this Agreement, World Omni shall bear all costs related to developing and administering such marketing and solicitation efforts. Notwithstanding the foregoing, PrivilegeONE shall have the right to approve of such marketing and solicitation efforts, and of all solicitation materials generated for such marketing and solicitation efforts.

                                   ARTICLE II

                           PRIVILEGEONE'S OBLIGATIONS

         2.1 PRIVILEGEONE WEB SITE. PrivilegeONE will develop, launch and maintain the Web Site that will be used as a portal of information for participating World Omni Dealers. The Web Site also will serve as the information link between Fleet and the participating World Omni Dealers. The Web Site will contain a frame to the Fleet Web Site.

         2.2 REDEMPTION PROCESS. PrivilegeONE shall be responsible for the operation and administration of the Credit Card Loyalty Program, including PrivilegeONE Cardholder incentives and the redemption of Credit Card Loyalty Points. The terms and provisions of the Credit Card Loyalty Points Redemption process are set forth on Exhibit A hereto.

         2.3 DEALER INCENTIVE PROGRAM. PrivilegeONE shall assist World Omni in the development of a mutually agreeable dealer incentive program, as set forth in Exhibit C, to be implemented by World Omni for the benefit of the participating World Omni Dealers and the persons listed on Exhibit E to the Dealer Agreement to encourage the participating World Omni Dealers and the persons listed on Exhibit E to the Dealer Agreement to participate in, and offer, the Program.

         2.4 VOICE RESPONSE UNIT; CUSTOMER SERVICE OPERATIONS. PrivilegeONE shall customize its existing Voice Response Unit and Customer Service Operations to accommodate the participating World Omni Dealers. PrivilegeONE shall establish and maintain a dedicated toll-free telephone number to accommodate the participating World Omni Dealers.

         2.5 PRIVILEGEONE MEMBERSHIP PLAN. Distinct from the Credit Card Loyalty Program, PrivilegeONE shall offer to the participating World Omni Dealers the PrivilegeONE Membership Plan. The PrivilegeONE Membership Plan, which shall be managed by PrivilegeONE, shall entitle participating World Omni Dealers' Customers and other consumers to receive specified values, products and services from such World Omni Dealer based on such Customer's registration and participation in the PrivilegeONE Membership Plan. All of the components of the PrivilegeONE Membership Plan shall be available to a Cardholder as part of the Credit Card Loyalty Program, however, the Credit Card Loyalty Program shall have components that are not available to Customers and other consumers through the PrivilegeONE Membership Plan. The initial components of the PrivilegeONE Membership Plan and the Credit Card Loyalty Program are set forth in Exhibit A.

         2.6 WORLD OMNI CARD IMAGE. PrivilegeONE shall develop for the benefit of World Omni a unique card image that shall be generated and maintained by Fleet.

         2.7 TRAINING. To enable World Omni to perform its obligations as set forth in Section 1.4 above, PrivilegeONE shall provide complete and adequate training to World Omni and its designees relative to Program installation and dealer training. World Omni agrees to submit individuals for this training who have the appropriate skill sets to accept and benefit from such training.

         2.8 FEEDBACK. PrivilegeONE shall provide a monthly report to World Omni and the participating World Omni Dealers so as to enable World Omni to assess the results of the Program overall, and the individual results of the participating World Omni Dealers. PrivilegeONE and/or Fleet shall also provide World Omni with a monthly report to assist World Omni in determining the spending demographics of members of the Program. This report shall be an aggregate report, and will not contain any private, non-public customer information.

         2.9 COORDINATION WITH FLEET. PrivilegeONE shall coordinate with Fleet for the effective implementation of the Program with World Omni and the participating World Omni Dealers.

         2.10 CUSTOMER COMPLAINTS. PrivilegeONE shall promptly notify World Omni, in writing, of program-related complaints it receives relating to World Omni or Fleet's conduct, including complaints of alleged inappropriate activity. In the event that World Omni or Fleet shall fail to cure such activity within a five (5) business day period, after receipt, to PrivilegeONE's sole and complete satisfaction, PrivilegeONE shall have the right to terminate this Agreement and/or the appropriate Dealer Contract by providing notice to World Omni and Fleet, which shall state PrivilegeONE's intention to terminate this Agreement, and such notice of termination shall be provided within thirty (30) calendar days after such five (5) business day period. Such termination by PrivilegeONE shall be effective within thirty (30) days of such notice.

         2.11 MARKETING MATERIAL. PrivilegeONE shall be responsible, at PrivilegeONE's expense, for supplying World Omni and participating World Omni Dealers with its standard marketing materials including, but not limited to, customer applications, training manuals and tapes, scripts and point of purchase material. All such marketing material shall be supplied by PrivilegeONE throughout the term of this Agreement.

         2.12 COLLECTION OF FEES. PrivilegeONE shall be responsible for the collection of all World Omni Dealer related fees due to PrivilegeONE.

                                   ARTICLE III
                                   -----------

                               COMPENSATION; FEES
                               ------------------

         3.1 METHOD OF PAYMENT. PrivilegeONE shall pay the fees or compensation owed to World Omni as specified in Exhibit D. Unless otherwise provided in this Agreement, all such payments shall be by wire transfer as instructed by the receiving party.

         3.2 COMPENSATION UPON TERMINATION. Except for the Net Finance Charge Revenue described in Exhibit D, if either party terminates this Agreement, the obligation of either party to pay any compensation as described in Exhibit D shall cease, effective as of the date of termination, provided that all compensation accrued and payable to either party for any prior periods or portions thereof shall be remitted to such party in accordance with this Agreement. In the event that this Agreement terminates and PrivilegeONE continues the Loyalty Program, or any similar credit card program, PrivilegeONE shall be obligated to compensate World Omni the Net Finance Charge Revenue pursuant to Exhibit D.

                                   ARTICLE IV
                                   ----------

                                CREDIT DECISIONS
                                ----------------

         4.2 CREDIT DECISIONS AND CRITERIA. (a) The Credit Cards shall have the terms and conditions as provided by Fleet. Subject to Applicable Law, Fleet shall be permitted to establish and change from time to time any and all of the financial or other terms and conditions applicable to Accounts and to each type of Credit Card fee or charge, and any other features of the Program. Notice of any proposed changes shall be communicated to World Omni and the participating World Omni Dealers in writing at least thirty (30) days prior to any notice to cardholders of such changes. Fleet shall provide advance notice of all changes to the Cardholders as required by Applicable Law. Fleet agrees that any changes made hereunder shall be consistent with market and industry standards for portfolios with similar risk and profitability characteristics, and shall not have the intent or effect of any material decrease in the Customer's use of the Credit Cards.

         (b) All credit decisions relating to Accounts shall be solely within the discretion of Fleet. Fleet shall bear all liability for credit decisions and risk of credit loss on the Accounts; provided that Fleet shall not be responsible for World Omni Dealer fraud.

                                    ARTICLE V
                                    ---------

                                 INDEMNIFICATION
                                 ---------------

         5.1 INDEMNIFICATION BY WORLD OMNI. World Omni will defend, indemnify and hold harmless PrivilegeONE and Fleet, their directors, officers, agents, employees, affiliates, successors and assigns from and against any and all liability, causes of action, claims, and the reasonable and actual costs incurred in connection therewith, resulting from (i) the World Omni Trademarks licenses granted to PrivilegeONE in this Agreement, or from PrivilegeONE's proper use of the World Omni Trademarks in reliance thereon, (ii) claims, governmental or regulatory investigations that World Omni has violated any Applicable Laws, including privacy laws, (iii) a breach by World Omni of this Agreement, (iv) any deceit, misconduct, misrepresentation, negligence and/or fraud on the part of World Omni in performing its obligations as set forth in this Agreement. This Section 5.1 shall survive the termination of this Agreement for two (2) years.

         5.2 INDEMNIFICATION BY PRIVILEGEONE AND FLEET. PrivilegeONE and Fleet shall defend, indemnify and hold harmless World Omni, its directors, officers, agents, employees, affiliates, successors and assigns from and against any and all liability, causes of action, claims, and the reasonable and actual costs incurred in connection therewith, resulting from (i) the improper usage of the World Omni Trademarks or Dealer Trademark licenses granted to PrivilegeONE in this Agreement or in the Dealer Contracts,
(ii) claims, government or regulatory investigations that PrivilegeONE or Fleet have violated any Applicable Laws, including privacy laws, (iii) a breach by PrivilegeONE or Fleet of this Agreement, (iv) any deceit, misconduct, misrepresentation, negligence and/or fraud on the part of PrivilegeONE or Fleet in performing their obligations as set forth in this Agreement. This Section 5.2 shall survive the termination of this Agreement for two (2) years.

                                   ARTICLE VI
                                   ----------

                            CONFIDENTIAL INFORMATION
                            ------------------------

         6.1 PROPRIETARY AND CONFIDENTIAL INFORMATION. (a) World Omni acknowledges and agrees that any Account Information, Credit Card Loyalty Points Information and Other Aggregate Information shall be the proprietary and confidential information of Fleet. Such Account Information, Credit Card Loyalty Points Information and Other Aggregate Information shall not be sold by World Omni, provided to any third party, or used for any purpose other than relating to the Program, without the prior written approval of Fleet.

         (b) World Omni acknowledges and agrees the PrivilegeONE NetworksSM and the Rebate Redemption Process developed exclusively by PrivilegeONE are and shall remain the proprietary processes of PrivilegeONE, and the same shall not be sold by World Omni, provided to any third party, or used for any purpose other than the Program. By participating in this Program, World Omni does not obtain any ownership rights, title or interest in or to such proprietary processes of PrivilegeONE, or any other intellectual property of PrivilegeONE.

         (c) World Omni acknowledges and agrees that the Customer Data is the proprietary and confidential information of PrivilegeONE. Such Customer Data shall not be sold by World Omni, provided to any third party, or used for any purpose other than relating to any purpose other than relating to the Program, without the prior written approval of PrivilegeONE.

         (d) PrivilegeONE and Fleet acknowledge and agree that a Customer may have an account with World Omni and/or its affiliates or subsidiaries, and that any and all such Customer information is the proprietary and confidential information of World Omni, its affiliate or subsidiary.

         (e) All Account Information, Credit Card Loyalty Points Information, Other Aggregate Account Information, Rebate Redemption Process, Customer Data and World Omni Customer account information is collectively referred to as Confidential Information.

         (f) World Omni and PrivilegeONE agree that the contents of this Agreement are proprietary and shall not be disclosed to any governmental or regulatory agency, except as required by Applicable Law or as approved by the parties, in any literature, promotional material, training program or otherwise.

         6.2 IMPORTANCE OF CONFIDENTIAL INFORMATION. The parties understand and acknowledge that the Confidential Information has been developed or obtained by each respective party through the investment of significant time, effort and expense, and that the Confidential Information is a valuable, special and unique asset which provides the respective party with a significant competitive advantage, and needs to be protected from improper disclosure. Each party agrees to hold in confidence and to not disclose the Confidential Information of the other to any person or entity without prior written consent of the owner of such Confidential Information.

         6.3 USE OF CONFIDENTIAL INFORMATION. Each party shall use the other's Confidential Information solely in the performance of its obligations pursuant to this Agreement, or pursuant to prior written approval from the owner of such Confidential Information. The Confidential Information shall not be used by a party to compete with the other in any manner that is detrimental to the other.

         6.4 PROTECTION OF CONFIDENTIAL INFORMATION. Each party shall take all commercially reasonable steps to safeguard the other's Confidential Information so as to ensure that no unauthorized person shall have access to any Confidential Information. Each party may, among other safeguards which may be necessary, disclose the other's Confidential Information to participating World Omni Dealers, their employees, agents, counsel and subcontractors only as necessary for such party to perform its obligations under this Agreement. Each party shall require the participating World Omni Dealers, their employees, agents, counsel and subcontractors having access to any Confidential Information to protect and maintain the confidentiality of the Confidential Information.

         6.5 UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION. Each party shall promptly report to the other any unauthorized disclosure or use of the other's Confidential Information of which it becomes aware.

         6.6 OWNERSHIP OF CONFIDENTIAL INFORMATION. The disclosure of Confidential Information to the other party shall not constitute a grant to such party of any interest or right whatsoever in such Confidential Information, which shall remain the sole property of the disclosing party, even if suggestions, comments, and/or ideas made by the receiving party are incorporated into the Confidential Information or related materials during the period of this Agreement. Nothing in this Agreement shall limit a party's rights to use its own Confidential Information in any manner whatsoever that is not in violation of this Agreement.

         6.7 COMPELLED OR APPROVED DISCLOSURE OF CONFIDENTIAL INFORMATION. If either party or any of its representatives are requested pursuant to, or become compelled by, Applicable Law or legal process to disclose any of Confidential Information, it will provide the other with prompt written notice so that such party may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this provision. If such a protective order or other remedy is not obtained, or the party waives compliance with the terms of this Agreement, the disclosing party will furnish only that portion of the Confidential Information which is legally required and it shall cooperate with any efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. If a party approves in writing the disclosure of its Confidential Information to a third party, the disclosing party shall enter into a confidentiality agreement with such third party which will require such third party to protect the confidentiality of the Confidential Information at a level and in a manner at least as stringent as the protection provided to the Confidential Information in this provision.

         6.8 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement or upon the written request and sole election of the owner of the Confidential Information, the other party (I) shall return to the owner all of the Confidential Information, or (ii) shall destroy all of the Confidential Information, in its possession or control. Such party shall also deliver to the owner written statements signed by the party certifying that all materials have been returned or destroyed within a reasonable time period after receipt of the request.

         6.9 EQUITABLE RELIEF. Notwithstanding any other provision in this Agreement, each accepts and acknowledges that if it fails to comply with this
Article VI, the other will suffer irreparable harm, which may not be adequately compensated for by monetary damages alone. Each party, therefore, agrees that in the event of a breach or threatened breach of this Section, the non-breaching party shall be entitled to injunctive and/or other preliminary or equitable relief, in addition to any other remedies as provided for in this Agreement.

         6.10 SURVIVAL. The provisions of this Article VI shall survive the termination of this Agreement.

                                   ARTICLE VII
                                   -----------

                                TERM; TERMINATION
                                -----------------

         7.1 ORIGINAL TERM. Subject to the provisions of this Article VII, the term of this Agreement shall be three (3) years from the Effective Date of this Agreement ("Original Term").

         7.2 RENEWAL TERM. After the Original Term, this Agreement shall automatically renew for periods of one (1) year ("Renewal Term") unless either party, with or without cause, provides written notice to the other party of nonrenewal at least ninety (90) days, but no more than one-hundred-eighty (180) days prior to the expiration of the Original Term or any subsequent Renewal Term.

         7.3 MATERIAL BREACH AND CURE PERIOD. In addition to other termination rights provided in this Agreement, in the event of any material breach of this Agreement by World Omni or PrivilegeONE, the non-breaching party may terminate this Agreement by giving notice ("Breach Notice") to the breaching party. The Breach Notice shall (i) describe the material breach; and

(ii) state the party's intention to terminate this Agreement. If the breaching party does not cure or substantially cure such breach within thirty (30) calendar days after receipt of the Breach Notice as described in this section (the "Cure Period"), then the non-breaching party may immediately terminate this Agreement by giving notice following the end of such Cure Period ("Termination Notice"). The Termination Notice shall (i) state the terminating party's intention to terminate this Agreement pursuant to this Section 7.3, and shall be provided to the breaching party within fifteen (15) calendar days following the Cure Period.

         7.4 INSOLVENCY. If either World Omni or PrivilegeONE becomes insolvent in that its liabilities exceed its assets, or is adjudicated insolvent, or takes advantage of, or is subject to, any insolvency proceeding, or makes an assignment for the benefit of creditors or is subject to receivership, conservatorship or liquidation, then the other party may immediately terminate this Agreement.

         7.5 CHANGE IN LEGAL, REGULATORY OR OTHER REQUIREMENTS. Upon at least ninety (90) days prior written notice to the other party, either party may terminate this Agreement if any change occurs in the legal or regulatory requirements applicable to the Program, or in the Visa rules applicable to the Program, that, (i) has a substantial negative impact on the financial burdens or rewards of the terminating party with respect to the Program, which the non-terminating party is unwilling or unable to accommodate; or (ii) would render performance of a material obligation of the terminating party hereunder illegal or otherwise subject to legal challenge, unless performance of such material obligation is waived by the non-terminating party.

         7.6 CHANGE IN CONTROL. Either party may terminate this Agreement upon sixty (60) days written notice to the non-terminating party in the event that there is a change in control of the non-terminating party. For this purpose, a change in control shall mean the acquisition of more than a twenty-five percent (25%) interest by a single entity in the non-terminating party or in a parent company of the non-terminating party. In the event of a change of control of a participating World Omni Dealer, the parties will mutually agree as to whether to terminate such World Omni Dealer's participation in the Program.

         7.7 TERMINATION OF CO-BRAND AGREEMENT. PrivilegeONE may terminate this Agreement upon ninety (90) days written notice, without penalty or cancellation charge, in the event that the Co-Brand Agreement expires or is terminated in accordance with its terms.

         7.8 APPLICABLE LAW. This Agreement and all provisions herein will be subject to all Applicable Law. Neither party will be held in default for failure to perform under this Agreement if such failure is due to compliance with Applicable Law.

         7.9 UNCONTROLLABLE FORCE. Neither party shall be considered to be in default in the performance of any obligations under this Agreement when a failure of performance shall be due to an uncontrollable force. The term "uncontrollable force" as used in this Agreement, shall mean an unanticipated event which is not reasonably within the control of the affected party and which by exercise of reasonable due diligence, such affected party could not reasonably have been expected to avoid, overcome or obtain or cause to be obtained a commercially reasonable substitute therefor. Such causes may include, without limitation, the following: flood, earthquake, tornado, storm, fire, explosion, public emergency, civil disobedience, labor dispute, labor or material shortage, sabotage, restraint by court order or public authority (whether valid or invalid), and action or non-action by or inability to obtain or keep the necessary authorizations or approvals from any governmental agency or authority; however, no party shall be relieved of its obligations hereunder, if its failure of performance is due to removable or remediable causes which such party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either party rendered unable to fulfill any of its obligations under this Agreement by reason of an uncontrollable force shall give prompt notice of such fact to the other, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.

         7.10 USE OF TRADEMARKS UPON TERMINATION. Upon termination of this Agreement, Fleet shall have the right to use the World Omni Dealer Trademarks on Credit Cards, periodic statements and records of, or correspondence to, any Cardholder until expiration of the Credit Cards issued prior to such termination, and thereafter Fleet shall cease to use the World Omni Dealer Trademarks except for identification purposes when necessary on Cardholder service or collection letters. Upon termination of this Agreement, World Omni shall not attempt to, and contractually shall prohibit any participating World Omni Dealer from attempting to, cause the removal of World Omni Dealer Trademarks from any Credit Cards, checks or records of any Cardholder with respect to the Program, already existing on the effective date of termination of this Agreement. This Section 7.10 shall survive termination of this Agreement.

                                  ARTICLE VIII
                                  ------------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The representations, warranties and covenants made in this Article VIII are as of the Effective Date and throughout the term of this Agreement.

         8.1     REPRESENTATIONS AND WARRANTIES OF WORLD OMNI.

                 (a) CORPORATE EXISTENCE. World Omni represents and warrants that it is duly organized, validly existing and in good standing.

                 (b) CORPORATE POWER AND AUTHORIZATION. World Omni represents and warrants that it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. World Omni further represents and warrants that this Agreement constitutes a legal, valid and binding obligation of World Omni, enforceable against World Omni in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                 (c) NO THIRD PARTY APPROVAL. World Omni represents and warrants that no consent, approval or authorization from any third party is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained and are in full force and effect.

                 (d) NONCONTRAVENTION. World Omni represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement do not and will not (i) violate World Omni's articles of incorporation, bylaws or any equivalent organizational documents, or (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree to which World Omni is subject, or (iii) violate any material contract, instrument or document to which World Omni is a party, or (iv) constitute a default under any existing material contract, instrument or document to which World Omni is a party.

                 (e) NOTICE OF ADVERSE CONDITIONS. World Omni agrees to notify PrivilegeONE, subject to any confidentiality requirements, promptly after World Omni is notified, and in any case no later than fifteen (15) days thereafter, of any order by any court or regulatory body or any agreement with a court or regulatory body materially and adversely affecting its ability to perform its obligations hereunder, or in connection with the Program or engage in any activities, contemplated in connection with the Program or under this Agreement or is notified of any activity of World Omni or any World Omni Dealer that would reasonably be expected to have a material adverse effect on the Program or would reasonably be expected to have a material adverse effect on PrivilegeONE. World Omni also agrees, subject to any confidentiality requirements, to provide advance warning of any discussions with any court or regulatory body that would reasonably be expected to adversely and materially affect any of its activities contemplated under this Agreement.

                 (f) TRADEMARKS. World Omni represents and warrants to PrivilegeONE as of the date hereof and throughout the term of this Agreement that it has the right and power to license the World Omni Trademarks and those on its website to the extent such Trademarks are provided by World Omni to PrivilegeONE and Fleet for use as contemplated by this Agreement.

                 (g) APPLICABLE LAW. World Omni shall comply with Applicable Law in the performance of their obligations under this Agreement.

         8.2     REPRESENTATIONS AND WARRANTIES OF PRIVILEGEONE

                 (a) CORPORATE EXISTENCE. PrivilegeONE represents and warrants that it is duly organized, validly existing and in good standing.

                 (b) CORPORATE POWER AND AUTHORIZATION. PrivilegeONE represents and warrants that it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. PrivilegeONE further represents and warrants that this Agreement constitutes a legal, valid and binding obligation of PrivilegeONE, enforceable against PrivilegeONE in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                 (c) NO THIRD PARTY APPROVAL. Except for those consents and approvals required from Fleet, PrivilegeONE represents and warrants that no consent, approval or authorization from any third party is required in connection with the execution, delivery and performance of this Agreement, except such as have been obtained and are in full force and effect.

                 (d) NONCONTRAVENTION. PrivilegeONE represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement do not and will not (i) violate PrivilegeONE's operating agreements or any equivalent organizational documents, or (ii) violate any applicable material law, rule, regulation, judgment, injunction, order or decree to which PrivilegeONE s is subject, or (iii) violate any material contract, instrument or document to which PrivilegeONE s is a party, or (iv) constitute a default under any existing material contract, instrument or document to which PrivilegeONE s is a party.

                 (e) NOTICE OF ADVERSE CONDITIONS. PrivilegeONE s agrees to notify World Omni, subject to any confidentiality requirements, promptly after PrivilegeONE s is notified, and in any case no later than fifteen (15) days thereafter, of any order by any court or regulatory body or any agreement with a court or regulatory body materially and adversely affecting its ability to perform its obligations hereunder, or in connection with the Program or engage in any activities, contemplated in connection with the Program or under this Agreement or is notified of any activity of PrivilegeONE s that would reasonably be expected to have a material adverse effect on the Program or would reasonably be expected to have a material adverse effect on World Omni. PrivilegeONE s also agrees, subject to any confidentiality requirements, to provide advance warning of any discussions with any court or regulatory body that would reasonably be expected to adversely and materially affect any of its activities contemplated under this Agreement.

                 (f) APPLICABLE LAW. PrivilegeONE shall comply with all Applicable Law in the performance of their obligations under this Agreement.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS
                                  -------------

         9.1 HEADINGS. The headings used at the beginning of each section of this Agreement are used for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         9.2 WAIVER; PERFORMANCE. No failure or delay of any party in exercising any right, power or remedy provided by this Agreement shall operate as a waiver of such right, power or remedy and a single or partial exercise of any right, power or remedy provided by this Agreement shall not preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy provided by this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         9.4 GOVERNING LAW. This Agreement shall be governed by and subject to the laws of the State of Florida (without regard to its conflict of laws principles).

         9.5 ASSIGNMENT. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the parties to this Agreement and their respective successors and assigns. No party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party. However, each party may assign, in whole or in part, any of its rights under this Agreement to any of its affiliates or subsidiaries without the prior written consent of the other party.

         9.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement supersedes any and all prior oral or written agreements or understandings between the parties relating to the subject matter hereof. This Agreement sets forth the entire agreement of the parties concerning the subject matter hereof. This Agreement may only be amended or modified by a written instrument signed by each of the parties to this Agreement.

         9.7 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, or remedy of any kind, it being the intent of the parties that this Agreement shall not be construed as a third party beneficiary contract.

         9.8 RELATIONSHIP OF PARTIES. World Omni and PrivilegeONE are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between World Omni and PrivilegeONE. Neither party has authority to enter into agreements of any kind on behalf of the other.

         9.9 GOOD FAITH. The parties agree to act in good faith with respect to each provision of this Agreement and any dispute that may arise related hereto.

         9.10 SEVERABILITY. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                 IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have executed this Agreement as of the Effective Date.

PRIVILEGEONE NETWORKS LLC            WORLD OMNI FINANCIAL CORP.

By: ___________________________      By: ___________________________

Name: _________________________      Name: _________________________

Title: ________________________      Title: ________________________

                                    EXHIBIT A
                                    ---------

             DESCRIPTION OF PRIVILEGEONE MEMBERSHIP PLAN AND CREDIT
             ------------------------------------------------------
                           CARD REBATE DOLLAR PROGRAM
                           --------------------------


Description of PrivilegeONE Membership Plan and Credit Card Rebate Dollar
Program

PRIVILEGEONE MEMBERSHIP PLAN

         TRADE ALLOWANCE. An extra $250 trade-in allowance on the next Vehicle purchased or leased by a Plan Member if (i) the trade-in vehicle was purchased and serviced reasonably in accordance with the manufacturer's minimum maintenance schedule, (ii) at least 95% of such service, as measured by the amount of money actually paid for such service, was performed at the Dealer or at a service center owned or operated by Dealer, and (iii) any additional vehicle service was performed at another participating PrivilegeONE Dealer of the same automotive franchise brand.

         PARTS/LABOR DISCOUNT. A 10% discount on all parts and labor (except parts and labor covered by an insurance settlement) provided by Dealer to a Plan Member.

         STARTING SYSTEM CHECK. Inspection and testing of starting system of a Plan Member Vehicle that was purchased from the Dealer, which shall occur during every other oil change performed by the Dealer. This inspection shall include a check of the battery, battery cables, ignition switch, solenoid, and starter motor.

         TIRE ROTATION AND MAJOR SYSTEMS SAFETY CHECK. Rotation of the tires at no charge once per 12 month period, and an inspection of the major safety and operating systems at no charge once during first 100,000 vehicle-life miles.

         PREFERRED SERVICE APPOINTMENTS. Dealer will provide priority scheduling to Plan Members, which shall entail, whenever possible, the scheduling of non-emergency service appointments within three (3) business days and emergency repair appointments within two (2) business days.

CREDIT CARD REBATE DOLLAR PROGRAM

         TRADE ALLOWANCE. An extra $500 trade-in allowance on the next Vehicle purchased or leased by a Cardholder if (i) the trade-in vehicle was purchased and serviced reasonably in accordance with the manufacturer's minimum maintenance schedule, (ii) at least 95% of such service, as measured by the amount of money actually paid for such service, was performed at the Dealer or at a service center owned or operated by Dealer, and (iii) any additional vehicle service was performed at another participating PrivilegeONE Dealer of the same automotive franchise brand.

         PARTS/LABOR DISCOUNT. A 10% discount on all parts and labor (except parts and labor covered by an insurance settlement) provided by Dealer to a Cardholder when the Cardholder elects to pay for such service by with a PrivilegeONE/World Omni Credit Card.

         STARTING SYSTEM CHECK. Inspection and testing of starting system of a Cardholder Vehicle that was purchased from the Dealer, which shall occur during every other oil change performed by the Dealer, providing that payment for such service is made using the PrivilegeONE/World Omni Credit Card. This inspection shall include a check of the battery, battery cables, ignition switch, solenoid, and starter motor.

         TIRE ROTATION AND MAJOR SYSTEMS SAFETY CHECK. Rotation of the tires at no charge once per 12 month period, and an inspection of the major safety and operating systems at no charge once during first 100,000 vehicle-life miles, providing that Cardholder pays for any accompanying service for which charges are permitted with the PrivilegeONE Credit Card.

         PREFERRED SERVICE APPOINTMENTS. Dealer will provide priority scheduling to Cardholders, which shall entail, whenever possible, the scheduling of non-emergency service appointments within three (3) business days and emergency repair appointments within two (2) business days.

                  CREDIT CARD REBATE DOLLAR REDEMPTION PROGRAM. Dealer shall permit eligible Cardholders to apply their accrued Credit Card Rebate Dollar toward a rebate on the purchase or lease of a new or pre-owned vehicle from Dealer. Dealer shall be responsible for a minimum of $150 and a maximum of $250 of the rebate by a Cardholder. Issuer shall be responsible for any Credit Card Rebate Dollar redemption redeemed by a Cardholder for a rebate in excess of $250 up to a maximum rebate of $750. The actual redemption of Credit Card Rebate Dollars toward a rebate will be managed by PrivilegeONE and will be settled with the Dealer on a monthly basis. In the event that a Cardholder moves his/her principal residence more than seventy-five (75) miles from the issuing Dealer, Cardholder may elect to transfer Credit Card Rebate Dollars to another participating Dealer, closer to the new residence, for a transfer fee equal to $100. PrivilegeONE reserves the right to resolve all disputes regarding mileage and transfer of rebate rewards among Dealers under this Section.

                                    EXHIBIT B
                                    ---------

                 PRIVILEGEONE LOYALTY PROGRAM AGREEMENT & MANUAL

This Dealer Agreement (the "Agreement") is made this __________ day of ________, 2002 (the "Effective Date"), by and between ____________________ ("Dealer") of __________________________ and PrivilegeONE Networks, LLC, of 2300 3rd Court, Vero Beach, Florida 32960 ("PrivilegeONE"). In consideration of the mutual obligations, promises and undertakings contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1. DESCRIPTION OF PROGRAM PrivilegeONE has designed and developed the PrivilegeONE Loyalty Program ("Loyalty Program"), comprised of, but not limited to (1) a co-branded credit card program bearing the Dealer Trademark (the "P1 VISA Program") offered through the Issuer (currently, Fleet Bank (RI) and its affiliate, Fleet Credit Card Services, L.P.) and
     (2) the PrivilegeONE Membership Plan, (the "Membership Plan") through this Agreement. The Loyalty Program has been designed to enhance customer loyalty to the participating Dealers.

2. ADMINISTRATION AND LOYALTY PROGRAM INCENTIVES OFFERED BY PRIVILEGEONE. PrivilegeONE shall administer the Loyalty Program and implement certain features and incentives designed to enhance customer loyalty for the Dealer as well as the overall success of the Loyalty Program, as detailed more specifically in EXHIBIT A.

3.   SET UP MONTHLY LICENSE AND MAINTENANCE FEES.
     $  1,000.00   upon execution of this Agreement ($1,000 per each unique card
      ------------ for systems initialization and account set up).
     $  N/A        for security hardware and installation; authorized user
      ------------ setup; card art set up; and Dealer personnel training.
     $  ***        monthly systems and licensing fee due on the 15th of each
      ------------ month  following Installation Date.

4. TERM. The term of this Agreement shall commence on the Effective Date and shall run for a period of three (3) years from the date on which Dealer is first able to offer a credit card containing a Dealer Trademark, issued pursuant to this Agreement ("Credit Card") using the P1 VISA Program, (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive one (1) year periods (the "Renewal Term") unless either party provides written notice to the other of its intent to terminate at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term.

5. P1 VISA PROGRAM. The P1 VISA Program is a credit card loyalty program incorporating Dealer branded credit cards, Vehicle related discounts and a loyalty rewards program. Dealer agrees to provide to consumers residing in the United States or a territory of the United States who are approved for, and open a Credit Card ("Cardholders"), at Dealer's own expense, the services and Cardholder incentives listed on EXHIBIT B ("Cardholder Incentives"). Cardholder Incentives shall be offered to all Cardholders. Cardholders may also earn Credit Card Rebate Dollars as detailed in the Credit Card Rebate Dollar Schedule.

6. MEMBERSHIP PLAN. Distinct from the P1 VISA Program, PrivilegeONE has developed and makes available to Dealers to offer to their customers the Membership Plan. The Membership Plan entitles Dealer's customers to receive specified values, products and services from the Dealer based on the customer's registration and participation in the Membership Plan. Components of the Membership Plan will be available to Cardholders as part of the P1 VISA Program; however, the P1 VISA Program will have components that are not available to customers through the Membership Plan. Dealer agrees to provide at Dealer's own expense the components of the Membership Plan are set forth in EXHIBIT C to consumers who are not approved for and or do not open a Credit Card. The cost to Dealer for the Membership Plan shall be $5.00 per membership card. ("Membership Card"). Other options or enhancements for the Membership Plan may be suggested to Dealer for implementation, but these options or enhancements may have an additional cost, and participation in these options or enhancements is at Dealer's option.

7. OTHER DEALER RESPONSIBILITIES. Dealer agrees to adhere to all of the Loyalty Program Requirements set forth in EXHIBIT D.

8. DEALER REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the representations and warranties made in Section 9, Dealer makes the following representations and warranties to PrivilegeONE:

     a. Dealer is duly organized, validly existing and in good standing, and has all necessary power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate Dealer's charter or by-laws or any equivalent organizational document, violate any judgment, injunction, order or decree to which Dealer is subject, or violate any contract, instrument or document to which Dealer is a party;

     b. No consent, approval or authorization from any third party or governmental authority is required in connection with the execution, delivery, or performance of this Agreement, except such as have been obtained and are in full force and effect;

     c. Dealer certifies that it has not, and covenants that it will not, during the course of the transactions contemplated herein, disclose or use any Confidential Information.

     d. Dealer agrees to adhere to all Applicable Laws as well as any rules or requirements established by VISA that are provided to Dealer, and the written privacy policies applicable to the Loyalty Program as amended. Furthermore, Dealer agrees not to violate any of its covenants or agreement(s) with its lending institution(s) or any laws of the state in which Dealer resides or conducts business.

     e.   Dealer is primarily a new Vehicle Dealer.

9.   USE OF DEALER TRADEMARKS AND IMAGES.

     GENERAL. Dealer will provide Dealer Trademarks (Dealer's name, image, trademarks, service marks, trade names and logos including images of graphical, artistic, and/or design works presently utilized by Dealer to advertise and identify Dealer's goods and services to the consumer) to PrivilegeONE for use and reproduction by PrivilegeONE, and their agents, on the face of Credit Cards, Membership Cards, advertising, promotional materials, billing statements, collection letters, and/or internet web sites. PrivilegeONE reserves the right to accept or reject any proposed Dealer Trademark in its sole discretion, and to only utilize Dealer Trademarks to the extent and in the manner it deems appropriate, in accordance with the terms of this Agreement. If any proposed Dealer

     Trademark delivered to PrivilegeONE contains a manufacturer's mark or logo, the same shall be accompanied by a written authorization of use from the manufacturer in a form and content acceptable to PrivilegeONE. If any proposed Dealer Trademark delivered to PrivilegeONE for use on or in conjunction with the Credit Card or Membership Card is in violation of the Dealer's franchise agreement or similar agreement with a respective manufacturer, the same shall be accompanied by a written authorization of use from the manufacturer in a form and content acceptable to PrivilegeONE in its sole discretion.

     a. OWNERSHIP OF DEALER TRADEMARKS. Dealer represents and warrants that it owns the rights, title and interest, (including good will) to its Dealer Trademarks or possesses other rights by way of assignment or license sufficient to grant the permission contained in this Section. The Dealer Trademarks are free and clear of all liens and encumbrances, do not infringe upon the rights of any third party, and PrivilegeONE's or Issuer's use of the Dealer Trademarks will not constitute a breach of any agreement to which Dealer is a party or constitute an infringement of any patent, trademark, or copyright or constitute an unauthorized use of proprietary information or trade secrets of any third party.

     b. Dealer shall supply to PrivilegeONE camera-ready artwork or electronic images of the Dealer Trademarks proposed for use, in form and format suitable to PrivilegeONE, set forth on EXHIBIT F. PrivilegeONE will use it best efforts to work with Dealer to derive marks suitable for inclusion on the PrivilegeONE Credit Card and on marketing and other solicitation materials PrivilegeONE shall have ten (10) business days from receipt of the proposed Dealer Trademarks to review them and to notify Dealer as to their suitability or unsuitability. PrivilegeONE reserves the right to make such determination in its sole discretion.

     c. GRANT OF PERPETUAL LICENSE. Dealer hereby grants to PrivilegeONE, and all authorized agents of PrivilegeONE, including the Issuer and its authorized agents, a perpetual right and license to use, copy, reproduce, create all works ("Derivative Works") created by or for PrivilegeONE containing, including, derived from or otherwise utilizing a Dealer Trademark or a variation thereof and to distribute, and publicly display the Dealer Trademarks and Derivative Works, during the Initial Term or any Renewal Term of this Agreement and thereafter, only as necessary to identify and enhance the Loyalty Program and Dealer's participation therein (the "License"). This License includes, but is in no way limited to, use of the Dealer Trademarks and Derivative Works in the following manner:

          (i)    On Credit Cards issued to Cardholders and other consumers;
          (ii) On periodic statements, collection letters, and other communications to Cardholders;
          (iii) On literature, cards, and promotional materials created by PrivilegeONE, Issuer or their authorized agents, for display, distribution, publication, broadcast or Internet use.

          The rights and obligations created under this License may be assigned or sublicensed by PrivilegeONE without the prior written consent of Dealer solely for the purpose of this Agreement. This License shall be binding upon and inure to the benefit of each party, their authorized successors and assigns.

     d. USE OF DEALER TRADEMARKS UPON TERMINATION. Upon termination of this Agreement, the license granted herein shall extend to the right to use the Dealer Trademarks and Derivative Works on Credit Card and/or Membership Cards, periodic statements and records of, and correspondence to, any Cardholder until expiration of the Credit Cards/Membership Cards issued prior to such termination, and thereafter the license to use the Dealer Trademarks shall terminate except for identification purposes when necessary on Cardholder service letters. The Dealer Trademarks may be used to complete any solicitation that is required by law to complete. Upon termination of this Agreement, Dealer shall not attempt to cause the removal of Dealer Trademarks from any Credit Cards, checks, or records of any Cardholder with respect to the P1 VISA Program, already existing on the effective date of termination of this Agreement. This Section 9 shall survive termination of this Agreement.

10.  CUSTOMER DATA PROVIDED BY DEALER.

     a. Dealer agrees to provide to PrivilegeONE personal and demographic information provided by a Customer (an individual that has (i) bought or leased a new or used car from Dealer, (ii) has received service on a car from Dealer, or (iii) registered for the PrivilegeONE Membership Plan directly from PrivilegeONE), to a Dealer, including, without limitation, the Customer's name, mailing address, e-mail address, telephone number and other information about the Customer. ("Customer Data"), solely for the purpose of marketing Dealer's PrivilegeONE Credit Card. Dealer represents and warrants that the information contained in the Customer Data is accurate, to the best of Dealer's knowledge. PrivilegeONE agrees to hold the Customer Data and not sell, rent or otherwise allow its use or dissemination by any other party, except in accordance with the terms of this Agreement. PrivilegeONE reserves the right to use the Customer Data to solicit Dealer's customers for non-competing programs and services offered by PrivilegeONE on a timetable established by PrivilegeONE. PrivilegeONE shall be the sole and complete owner of the Customer Data as provided by Dealer or developed by PrivilegeONE.

     b. Dealer shall have no right, title or interest in the Credit Card accounts established by Issuer under the P1 VISA Program ("Accounts"), the Credit Cards, the Account Information (all Applications, credit reports and any other information collected through Issuer's relationship with Cardholders, including without limitation, demographic studies and Account histories received from Cardholders, or otherwise obtained in connection with the P1 VISA Program) or in any interest income, fees or other revenue generated under, or information resulting from, operating the Accounts, and the Credit Cards, and such ownership shall in no way be affected by termination of the P1 VISA Program.

     c. PrivilegeONE and Issuer may perform periodic reviews of the adequacy of the security procedures, including without limitation firewalls and virus protection, to protect the privacy and information of all consumers who apply for a Credit Card ("Applicants"). These system inspections shall not occur more than once every twelve (12) months. These inspections shall be performed according to a mutually agreed upon plan which shall include the scope of the review to insure the integrity of the system for your customers.

11.  TERMINATION.

     a. TERMINATION. Subject to Section 11(b) below, either party may terminate this Agreement as follows:

          (i) If the other fails to perform any provision, term or condition contained herein, by providing written notice to the defaulting party as provided in Section 17 this Agreement. This notice shall describe with sufficient detail the nature of the default. The defaulting party shall have thirty

                (30) days to remedy the default. Unless waived by the party providing notice of default, the failure to satisfy the terms of the Agreement within such time period shall result in the automatic termination of this Agreement. PrivilegeONE reserves the right to impose a termination charge upon Dealer to offset the transfer of the terminated Dealer's Cardholders to another participating Dealer if Dealer is the cause of the termination.

          (ii) Immediately by PrivilegeONE, if the P1 VISA Program is terminated;

          (iii) Immediately upon the sale or transfer of a controlling interest in Dealer's business to any person or entity or upon the change or alteration of any portion of the name under which Dealer conducts its business and/or holds itself out to the public, without the prior written consent of PrivilegeONE. If approved in writing, PrivilegeONE reserves the right to impose an additional charge upon Dealer or Dealer's successor, as the case may be, to cover the reasonable costs and fees associated with any change in ownership, name or termination;

          (iv) Immediately if any bankruptcy, reorganization, dissolution, or liquidation proceeding is commenced, or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, or liquidation is filed for or commenced against Dealer, and is not withdrawn or dismissed within sixty (60) days thereafter.

          (v) Immediately upon any termination of that Services Agreement between PrivilegeONE and World Omni Financial Services Corp. dated ___________________________.

     b. CONTINUATION OF THEP1 VISA PROGRAM. PrivilegeONE and Dealer shall continue to redeem and accept redemptions of Credit Card Rebate Dollars earned by Cardholders for a minimum period of six (6) months after the date of termination of the P1 VISA Program; provided, however, no Credit Card Rebate Dollars shall accrue to a Cardholder's Account after the date of the notice of termination. PrivilegeONE shall extend such period and all Dealer obligations hereunder for up to an additional six (6) months, if necessary, to provide for any then outstanding award obligations.

12. CONFIDENTIAL INFORMATION. Dealer and PrivilegeONE acknowledge and agree that all materials and information supplied by one party to the other in the course of the negotiation and duration of this Agreement, including Account Information, Credit Card Rebate Dollar information, Customer Data and information otherwise obtained by any party including, but not limited to, information concerning either party's business records and plans; trade secrets; proprietary ideas; technological developments, objectives and results; customer lists and records; computer programs and listings; source code and/or object code; and financial results and financial statements is Confidential Information. Confidential Information does not include any information which (i) was in the possession of the receiving party prior to the execution of this Agreement; (ii) was lawfully obtained from a third party and not in breach of this Agreement or any confidential relationship between such third party and the disclosing party; or (iii) is independently developed by the receiving party, as evidenced by appropriate documentation. It is further acknowledged that all Account Information is the Confidential Information of Issuer. Such Confidential Information shall not be sold, transferred, released or otherwise provided to any third party, or used for any purpose other than pursuant to the Loyalty Program, without the prior written approval. Dealer further agrees that the contents of this Agreement are Confidential Information.

     a. IMPORTANCE OF CONFIDENTIAL INFORMATION. The parties understand and acknowledge that the other party's Confidential Information has been developed or obtained by the investment of significant time, effort and expense, and that the Confidential Information is a valuable, special and unique asset of such party, which provides such party with a significant competitive advantage, and needs to be protected from improper disclosure.

     b. PROTECTION OF CONFIDENTIAL INFORMATION/DISCLOSURE TO EMPLOYEES. Dealer and PrivilegeONE shall use best efforts to safeguard Confidential Information disclosed by the other party so as to ensure that no unauthorized person shall have access to any Confidential Information. Neither party shall disclose any Confidential Information to any employees except those employees, such as the finance manager or functional equivalent in the case of Dealer, who are required to have the Confidential Information in order to perform their job duties in connection with the limited purposes of the Loyalty Program. Each shall require its employees, agents and subcontractors having access to Confidential Information to protect and maintain the confidentiality of Confidential Information and Dealer shall require each employee or agent to whom Confidential Information is disclosed to sign a non-disclosure agreement at the request of PrivilegeONE.

     c. USE OF CONFIDENTIAL INFORMATION. Each party shall use Confidential Information solely in the performance of its obligations under this Agreement, or pursuant to prior written approval and direction by the other. Dealer shall establish and maintain policies and procedures designed to insure the confidentiality of Account Information.

     d. UNAUTHORIZED DISCLOSURE OF CONFIDENTIAL INFORMATION. Dealer shall promptly report to PrivilegeONE any unauthorized disclosure or use of Confidential Information of which it becomes aware, including in particular, the disclosure of Account Information.

     e. COMPELLED OR APPROVED DISCLOSURE OF CONFIDENTIAL INFORMATION. If Dealer or PrivilegeONE or any of their representatives are requested pursuant to, or become compelled by, any Applicable Law or legal process to disclose any Confidential Information, the party being requested or compelled to disclose the Confidential Information will provide the other party with prompt written notice, and will furnish only that portion of the Confidential Information which is legally required. The other party shall cooperate with efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information. If PrivilegeONE or Dealer approves in writing the disclosure of the other's Confidential Information to a third party, the disclosing party shall enter into a confidentiality agreement with such third party which will require such third party to protect the confidentiality of the Confidential Information at a level and in a manner at least as stringent as the protection provided to Confidential Information in this provision.

     f. RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION. Upon termination of this Agreement or upon the written request of the other party, Dealer or PrivilegeONE, as the case may be, (i) shall return all Confidential Information of the other, or (ii) shall destroy all Confidential Information of the other, in its possession or control. Dealer shall also deliver written statements signed by Dealer certifying that all materials have been returned or destroyed within a reasonable time period after receipt of the request.

     g. UNAUTHORIZED DISCLOSURE OF INFORMATION/EQUITABLE RELIEF. Notwithstanding any other provision in this Agreement, the parties accept and acknowledge that failure to comply with this Section will cause the other party to suffer irreparable harm, which may not be adequately compensated for by monetary damages alone for unauthorized disclosure of their Confidential Information. Upon a breach or threatened breach of this Section, the party whose information would be disclosed shall be entitled to apply to any court of competent jurisdiction for injunctive and/or other preliminary or equitable relief to restrain the other from disclosing, in whole or in part, the Confidential Information. The parties shall not be prohibited by this provision from pursuing other remedies, including claims for losses and damages, in addition to any other remedies provided for in this Agreement.

     h. SURVIVAL. The provisions of this Section shall survive the termination of this Agreement.

13.  MISCELLANEOUS.

     a. EXCLUSIVITY. During the Initial Term of this Agreement and any Renewal Term, Dealer shall endorse the Loyalty Program exclusively, and shall not advertise, promote or market unsecured or secured credit cards, charge cards, travel and entertainment cards, debit cards and stored value cards (collectively "Card Products") for any entity other than PrivilegeONE, without the prior written approval of PrivilegeONE; provided, however, Dealer may advertise and promote a credit card that is required under Dealer's sales agreement with an automobile or light truck manufacturer, and further provided that Dealer may advertise through counter cards or window emblems the acceptance of Card Products for payment of purchases or services.

     b. INSURANCE. Dealer will obtain and maintain during the term of the Agreement adequate insurance coverage for claims and liabilities arising from the conduct of Dealer, its Directors, Officers or employees, including but not limited to claims for breach of trust or duty, errors and omissions, negligence, embezzlement, failure to comply with "truth in lending" statutes, and fraud. The minimum adequate coverage shall include, but not be limited to, directors' and officers' liability and employment practices coverage of at least $750,000, errors and omissions coverage of at least $750,000 and crime insurance coverage of at least $25,000 per incident.

     c. EXHIBITS. All exhibits to this Agreement are incorporated by reference, as if fully stated herein.

     d. THIRD PARTY BENEFICIARY. Issuer shall be a third party beneficiary to this Agreement.

14. INDEMNIFICATION. Dealer shall indemnify, defend and hold harmless PrivilegeONE, Issuer, their respective partners, members, officers, directors, employees, affiliates, agents, owners, successors and permitted assigns from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including but not limited to interest, penalties and reasonable fees of professionals, which arise from, result from, are caused by or relate to
     (a) any negligent, reckless, or intentional act or omission of Dealer or its employees, (b) any act or omission of Dealer or its employees that is in conflict with the terms of this Agreement, (c) any breach of any of Dealer's representations, warranties, covenants, or agreements contained in this Agreement or in any agreement between Dealer and any third party relating to the Loyalty Program including any and all claims by Cardholders or any other persons or entities concerning the provision or non-provision of features of the Loyalty Program to be funded or supplied by Dealer as set forth in this Agreement, (d) any violation of any Applicable Laws or any investigations of Issuer or PrivilegeONE by any governmental agency arising from or centering upon Dealer's conduct or (e) any claim or action that may arise out of the use, dissemination or display of the Dealer Trademark or Derivative Works, including claims of infringement of any third party's intellectual property rights.

15. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court of competent jurisdiction finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

16. AMENDMENT. This Agreement may be modified or amended in writing, if the parties obligated under the amendment sign the writing.

17. NOTICE. Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person, by facsimile, or by certified mail, return receipt requested, to the address set forth in the opening paragraph or to such other address as one party may have furnished to the other in writing, and such notice or communication shall be deemed complete upon delivery in person, by facsimile (with the appropriate confirmation) or upon receipt via certified mail by the party to whom it is sent or such party's agent, whichever occurs first.

18. ASSIGNMENT. Except as otherwise provided herein, neither party may assign or transfer this Agreement without the prior written consent of the party and with notice to the Issuer.

19. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida.

20. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties, and there are no other promises or conditions in any other agreements whether oral or written concerning the subject matter of this Agreement. This Agreement supersedes any prior written or oral agreements between the parties.


Dealer: _________________________           PrivilegeONE Networks, LLC.

By: _____________________________           By: ________________________________

Title: _________________________            Title: _____________________________

Date: ______________                        Date: ______________

                                    EXHIBIT A
                          PRIVILEGEONE RESPONSIBILITIES

I.   Loyalty Program (Membership Plan and PrivilegeONE VISA Program).

     1. Develop, launch and maintain Dealer's web site ("Web Site") that will be used as a portal of information for customers, Cardholders and Dealers. The Web Site also will serve as the information link between Issuer and the Dealers. The Web Site will contain a frame to Issuer's web site, which will contain the Application for the Credit Card and other information;

     2. Provide a series of training materials to aid in the administration of the Loyalty Program. Additionally, PrivilegeONE will maintain an informational web site exclusively for use by Dealers and appropriate Dealer personnel. PrivilegeONE will also maintain a telephone "hotline" for the exclusive use of Dealer's management in order to support the success of the Loyalty Program;

     3. Maintain adequate security procedures, including without limitation, firewalls and virus protection, to protect the privacy and information of Applicants, Members, Dealers and Cardholders;

     4. Provide Dealer with such assistance as may be reasonably requested by the Dealer in connection with the Loyalty Program in accordance with Applicable Law; and

     5. Conduct the installation, training and support for Dealer pursuant to the Installation and Training Guidelines below.

II.  PrivilegeONE VISA Program.

     1. Contract with Issuer to apply such trademark markings as requested by Dealer and PrivilegeONE in order to protect or preserve the rights of Dealer and PrivilegeONE in their respective trademarks;

     2. Contract with Issuer to perform for each Credit Card all functions of the issuing bank at its own expense, including without limitation (i) designing the Application forms, (ii) receiving, reviewing and processing Applications for Credit Cards, (iii) providing customer service and otherwise administering and operating the P1 VISA Program and the relationships with Cardholders, including the cost of producing and distributing the Credit Cards (iv) evaluating the creditworthiness of each applicant for an Account, (v) making all credit determinations and bearing all credit risks, (vi) establishing credit limits for each Cardholder and (vii) issuing Credit Cards to all qualified Cardholders;

     3. Design and fund, a sweepstakes program for Cardholders participating in the VISA Program, except where prohibited by the Applicable Laws; and

     4. As part of the P1 VISA Program, administer a loyalty-enhancing purchase award program. Each Cardholder will earn rebate dollars based on their card usage (the "Credit Card Rebate Dollars"). Credit Card Rebate Dollars may be redeemed at a rate equivalent to one U.S. dollar per Credit Card Rebate Dollars. Credit Card Rebate Dollars shall be redeemed by applying them against the purchase or lease of any new or pre-owned automobile or light truck sold, leased or serviced by a Dealer participating in the P1 VISA Program ("Vehicle") from Dealer, and will be redeemable only at the Dealer from which the Cardholder's Account originated. A Cardholder will earn Credit Card Rebate Dollars in accordance with the Credit Card Rebate Dollar Schedule below. Unless the VISA Program is terminated, Cardholders will be permitted to redeem Credit Card Rebate Dollars up to four (4) years after earning them, and may redeem up to 750 Credit Card Rebate Dollars per each separate Vehicle purchase or lease from Dealer, as set forth below. The minimum Credit Card Rebate Dollar redemption will be one hundred and fifty (150) Credit Card Rebate Dollars. In the event the VISA Program is terminated, Cardholders will be provided a minimum of six (6) months to redeem their accrued Credit Card Rebate Dollars as provided in Section 11(b) of this Agreement

                       CREDIT CARD REBATE DOLLAR SCHEDULE

          Subject to the terms and conditions of the P1 VISA Program, PrivilegeONE shall administer a loyalty-enhancing purchase Rebate program. Each Cardholder will earn Rebate Dollars based on their card usage. Credit Card Rebate Dollars shall be redeemed by applying them against the purchase or lease of a Vehicle from Dealer, and will be redeemable only at the Dealer from which the Cardholder's PrivilegeONE Account originated. A Cardholder will earn Credit Card Rebate Dollars in accordance with the schedule below. Unless the P1 VISA Program is terminated, Cardholders will be permitted to redeem Credit Card Rebate Dollars up to four (4) years after earning them, and may redeem up to 750 Credit Card Rebate Dollars per each separate Vehicle purchase or lease from Dealer. The minimum Credit Card Rebate Dollar redemption will be one hundred and fifty (150) Credit Card Rebate Dollars. In the event the P1 VISA Program is terminated, Cardholders will be provided a minimum of six (6) months to redeem their accrued Credit Card Rebate Dollars.

          The structure for the accrual of Credit Card Rebate Dollars shall apply to (a) cumulative spending from the date that a Cardholder opens an Account until such time as the Cardholder first redeems Credit Card Rebate Dollars for a discount on a Vehicle, and (b) the period following the redemption of Credit Card Rebate Dollars for a discount on a Vehicle until the Cardholder's next redemption (either period shall be referred to herein as an "Earning Period").

          Cardholder will automatically receive 149 Credit Card Rebate Dollars for opening an Account. Cardholder will also automatically receive 149 Credit Card Rebate Dollars following any conforming Credit Card Rebate Dollar redemption.

          During an Earning Period, Cardholder will earn Credit Card Rebate Dollars at the rate of 3% on the first $1,999 of qualifying purchases made on Cardholder's Account, at the rate of 2% on the next qualifying purchases beginning at $2,000 and up to $3,999 on Cardholder's Account, and at the rate of 1% on qualifying purchases beginning at $4,000 and greater on Cardholder's Account. If a Cardholder's aggregate purchases on the Account entitle the Cardholder to proceed to the next Credit Card Rebate Dollars earnings level, such new earnings level will only apply to the purchases made after such Cardholder reached the new earnings level. In other words, the new earnings level shall not apply to purchases made prior to the Cardholder's transition to the new level. Credit Card Rebate Dollars have no monetary value, are non-negotiable and cannot be redeemed in whole or in part for cash, and shall have no other use than for redemption under this P1 VISA Program.

                      INSTALLATION AND TRAINING GUIDELINES
                      ------------------------------------

To successfully install and train Dealer personnel, the following will outline the procedure to be followed. Dealer participation and cooperation will be imperative so that the tasks outlined below will flow in the most efficient manner.

SITE SURVEY:
------------
To access the needs of the Dealership to maximize the benefits and functionality of the Loyalty Program, PrivilegeONE will begin with a Site Survey of the Dealer's management information systems that will include:

          o Determination that there are an appropriate number of computers with Internet capability to support the on line Dealer application process.

          o To determine suitability for use in the Loyalty Program and provide recommendations.

          o That adequate security features are in place (firewalls, virus protection) to protect the privacy and information of Applicants and Cardholders.

INSTALLATION:
-------------
PrivilegeONE will need to be provided with access to the computers designated to be used for the online application process for programming of the browser to interface with the correct PrivilegeONE web address.

          o At the time of the installation the credit card acquisition system ("CCAS") software and Membership Plan software will be loaded into the Dealer's computer. This process should only take a few moments to load and will have minimal memory requirements.

          o At the time of the installation a Hasp (small hardware device) will also be attached to the back of the terminals to be used. The Hasp is used to identify the terminal from which the online Application is originating. The CCAS will not be accessible from terminals without this device.

          o Test CCAS. After initial installation the PrivilegeONE will be required to perform several "dummy" transactions to ensure the installed CCAS meets the performance standards required.

TRAINING:
---------
Upon initial installation PrivilegeONE must conduct a meeting lasting approximately 3 hours with Dealer's management team and personnel approved to access the system (these will be the same employees listed on the Authorized User Form) for the purpose of training to maximize the efficiency of the VISA Program and Membership Plan.

          o During this training the PrivilegeONE will train Dealer's personnel on the various aspects of the Credit Card Acquisition System and Membership Plan distribution including:

                    o Scripts to provide personnel with answers to commonly asked questions that through research have found to be effective.

                    o Program specifics - personnel will gain a thorough knowledge of the PrivilegeONE Loyalty Program

                    o Personnel will understand how proper marketing of the PrivilegeONE Loyalty Program will increase revenue and increase customer loyalty.

                    o Introduction to the PrivilegeONE web sites and 800 Hotline number as explained in the following section.

          o PrivilegeONE shall distribute and review supplied marketing material and scripts with dealership at time of installation and initial training as well as on a regular basis through visits by PrivilegeONE. This material can also be requested by calling the 800 Hotline.

ONGOING MAINTENANCE AND SUPPORT:
--------------------------------

          o    Ongoing Training

                    o PrivilegeONE will provide additional training materials for use by the Dealer to aid in the administration of the P1 VISA Program and the Membership Plan.

          o    Supportive web sites

                    o www.mycard.fleet.com/p1 is a customer oriented web site intended for use by Cardholders.

                    o www.PrivilegeONE is a Dealer oriented website exclusively for use by Dealers and appropriate Dealer personnel. The site is intended to answer Dealer FAQ.

          o A telephone Hotline will be maintained exclusively for use of Dealer's management in order to support the success of the Loyalty Program.

          o Frequent visits by PrivilegeONE should be expected to solicit feedback, train or retrain personnel, replenish and update marketing materials and scripts, explain new products and to discuss security or other pertinent issues.

--------------------------------------------------------------------------------
                        Rebate Dollar Redemption Process
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  DEALER CALLS PRIVILEGEONE HOTLINE (1-866-569-3054) TO VERIFY REBATE DOLLARS
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
     PRIVILEGEONE IDENTIFIES CUSTOMER AND CONFIRMS AVAILABLE REBATE DOLLARS
--------------------------------------------------------------------------------


             PRIVILEGEONE CONFIRMS REBATE DOLLARS WITH DEALERS AND
                    ISSUES PRELIMINARY AUTHORIZATION NUMBER


                           CUSTOMER COMPLETES PURCHASE


--------------------------------------------------------------------------------
        DEALER REPRESENTATIVE CONFIRMS SALE WITH PRIVILEGEONE REDEMPTION
                            HOTLINE (1-866-569-3054)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
           PRIVILEGEONE ISSUES REBATE DOLLARS AUTHORIZATION NUMBER AND
                     DEBITS CUSTOMER REBATE DOLLAR ACCOUNT
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       DEALER REPRESENTATIVE COMPLETES AND
                SUBMITS REDEMPTION/AUTHORIZATION TO PRIVILEGEONE
--------------------------------------------------------------------------------


                 PRIVILEGEONE RECEIVES REDEMPTION AUTHORIZATION


--------------------------------------------------------------------------------
      IF GREATER THAN $250, DEALER RECEIVES MONTHLY CHECK FROM PRIVILEGEONE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Redemption Hotline (1-866-569-3054)              Dealer Support (1-866-569-3053)
                       Customer Support (1-866-569-3055)
--------------------------------------------------------------------------------

                                    EXHIBIT B
                      P1 VISA PROGRAM CARDHOLDER INCENTIVES


TRADE ALLOWANCE. An extra $500 trade-in allowance on the next Vehicle purchased or leased by a Cardholder if (i) the trade-in vehicle was purchased and serviced reasonably in accordance with the manufacturer's minimum maintenance schedule,
(ii) the majority of such service was performed at Dealer or at a service center owned or operated by Dealer.

PARTS/LABOR DISCOUNT. A 10% discount on all parts and labor except parts and labor covered by an insurance settlement provided by Dealer to a Cardholder

STARTING SYSTEM CHECK. Inspection and testing of starting system of a Cardholder Vehicle that was purchased from Dealer, which shall occur during every other oil change performed by Dealer. This inspection shall include a check of the battery, battery cables, ignition switch, solenoid, and starter motor.

TIRE ROTATION AND MAJOR SYSTEMS SAFETY CHECK. Rotation of the tires at no charge once per 12 month period, and an inspection of the major safety and operating systems at no charge once during first 100,000 vehicle-life miles, providing that Cardholder pays for any accompanying service.

PREFERRED SERVICE APPOINTMENTS. Dealer will provide priority scheduling to Cardholders, which shall entail, whenever possible, the scheduling of non-emergency service appointments within three (3) business days and emergency repair appointments within two (2) business days.

CREDIT CARD REBATE DOLLARS REDEMPTION PROGRAM. Dealer shall permit eligible Cardholders to apply their accrued Credit Card Rebate Dollars toward the purchase or lease of a new or pre-owned vehicle from Dealer. Dealer shall be responsible for a minimum of $150 and a maximum of $250 of the Rebate by a Cardholder. The P1 VISA Program shall be responsible for any Credit Card Rebate Dollar redemption amount redeemed by a Cardholder for a Rebate in excess of $250 up to a maximum Rebate of $750.00 per vehicle. The actual redemption of Credit Card Rebate Dollars toward a Rebate will be managed by PrivilegeONE and will be settled with the Dealer on a monthly basis. In the event that a Cardholder moves his/her principal residence more than seventy-five (75) miles from the issuing Dealer, Cardholder may elect to transfer Credit Card Rebate Dollars to another participating Dealer, closer to the new residence, for a transfer fee equal to $50, payable to PrivilegeONE. PrivilegeONE reserves the right to resolve all disputes regarding mileage and transfer of Rebate rewards among Dealers under this Section.


                                    EXHIBIT C
                        MINIMUM MEMBERSHIP PLAN BENEFITS

TRADE ALLOWANCE. An extra $250 trade-in allowance on the next Vehicle purchased or leased by a Plan Member if (i) the trade-in vehicle was purchased and serviced reasonably in accordance with the manufacturer's minimum maintenance schedule, (ii) a majority of such service was performed at Dealer or at a service center owned or operated by Dealer.

PARTS/LABOR DISCOUNT. A 5% discount on all parts and labor (except parts and labor covered by an insurance settlement) provided by Dealer to a Plan Member.

NEW VEHICLE PURCHASE. Each Membership Plan participant is entitled to 149 Membership Rebate Dollars on the purchase of a new or pre-owned vehicle.

TIRE ROTATION AND MAJOR SYSTEMS SAFETY CHECK. Rotation of the tires at no charge once per 12 month period, and an inspection of the major safety and operating systems at no charge once during first 100,000 vehicle-life miles, providing that Cardholder pays for any accompanying service for which charges are permitted.

PREFERRED SERVICE APPOINTMENTS. Dealer will provide priority scheduling to Cardholders, which shall entail, whenever possible, the scheduling of non-emergency service appointments within three (3) business days and emergency repair appointments within two (2) business days.

                                    EXHIBIT D
                          LOYALTY PROGRAM REQUIREMENTS

DEALER ROLE:  Dealer agrees to perform the following:
-----------

I.   Loyalty Program (P1 VISA Program and Membership Plan).

     1. Implement, promote and administer all features of the P1 VISA Program and the Membership Plan, and to make its facilities available and to facilitate the training of its approved employees in the correct operation of the P1 VISA Program and Membership Plan;

     2. Abide by all terms, conditions, and procedures for the implementation and provisions of Cardholder Incentives, the P1 VISA Program and Membership Plan benefits as shall be determined and directed by PrivilegeONE from time to time;

     3. Promptly notify PrivilegeONE, in writing, of the Loyalty Program-related complaints it receives relating to its conduct, including complaints of alleged inappropriate activity;

     4. Safeguard the Customer Data, Cardholder Information and any other Confidential Information or proprietary information acquired or solicited in the performance of this Agreement;

     5. Process the redemption of Credit Card Rebate Dollars and Membership Plan discounts in accordance with the instructions provided by PrivilegeONE;

     6. Abide by PrivilegeONE's advertisements, brochures, solicitations materials, Scripts, talking points or other marketing information that describe or pertain to the Loyalty Program ("Marketing Materials") in offering the Loyalty Program to customers that is included in the Installation Kit (to be provided upon Installation or at the Site Survey as practicable);

     7. Support PrivilegeONE visits by making appropriate Dealer personnel available for feedback and follow-up training at a mutually convenient time;

     8. Any correspondence received by Dealer that is intended for PrivilegeONE or Issuer (e.g., Applications, payments, billing inquiries, etc.) must be deposited with an overnight courier or sent by first class mail to PrivilegeONE within 48 hours after Dealer's receipt;

     9. Dealer shall use only the current Marketing Materials and Scripts (the language supplied by PrivilegeONE to be used to solicit customers under the Loyalty Program or to respond to questions from customers under the Loyalty Program) prepared by --- PrivilegeONE and delivered to the Dealer upon Installation. It is critical that they shall destroy those outdated and superceded Marketing Materials and Scripts that are within the inventory or possession of Dealer and shall promptly replace them with newly approved Marketing Materials and Scripts upon receipt from the PrivilegeONE. The Dealer will not create, use or distribute any marketing materials or scripts for the Loyalty Program;

     10. Dealer agrees to complete the Authorized Personnel Form EXHIBIT E for each employee designated to be trained to use the PrivilegeONE system. It is imperative that any changes in employment of the individuals specified be communicated directly to PrivilegeONE within 24 hours of such a change;

     11. Dealer will have an appropriate number of computers meeting or exceeding PrivilegeONE's specifications with Internet capability to support the on line Dealer application process;


II.  P1 VISA Program.

     1. Accept and service those Cardholders, including the redemption of previously accumulated Credit Card Rebate Dollars, (i) who transfer to Dealer in conjunction with a relocation, or (ii) who are assigned to Dealer in conjunction with the withdrawal of another participating Dealer for whatever reason, and accept without a claim or other right of recourse the loss of Cardholders who alter their enrollment in accordance with the VISA Program rules;

     2. Obtain each Cardholder's signature on a current Cardholder Certificate form provided by PrivilegeONE.

     3. Prior to beginning an application for financing of a Vehicle, obtain customer's authorization for providing name, address and social security number to Issuer. The customer authorization must (i) include the following statement: We may cooperate with lenders and providers of customer loyalty programs to make available additional financial and customer loyalty services and products. By signing this form, you authorize us to provide your name, address and Social Security number to those lenders to consider you for financial services and products and to provide that information and other financial information about you to the providers of customer loyalty programs to consider you for their services and products, and, (ii) be presented in accordance with the Scripts. The statement above must be either incorporated into your existing customer authorization statement, or on a current credit authorization statement provided by PrivilegeONE.

     4. Retain Cardholder Certificates and customer's authorization for a period of no less than thirty-six (36) months from the date of the opening of the Account;

     5. Permit PrivilegeONE to conduct reasonable audits of Dealer's security devices and procedures, system operations and contract compliance, and similarly provide access for additional audits as requested by the PrivilegeONE or the Issuer to maximize the effectiveness of the P1 VISA Program;

     6. Guarantee the physical security of PrivilegeONE's management information systems made available to Dealer, including the CCAS (www.P1b2b.com) and the Dealer Support System (www.P1b2bsupport.com), including the obligation to notify PrivilegeONE within 24 hours following the termination of an employee listed on the Authorized Personnel Form to maximize the integrity of the P1 VISA Program;

     7. Dealer shall refer to the web site, all Applicant questions about the P1 VISA Program that are not answered in the training materials provided by Issuer for such purpose. For all Applicant questions not answered in either the training materials or the web wite, Dealer shall refer to Issuer, using the telephone number provided by the Issuer at Installation;

     8. Dealer acknowledges that the P1 VISA Program and the components and benefits thereof are an integral part of the Loyalty Program and serve to enhance the attraction of the P1 VISA Program to the Cardholder and to prospective Cardholders;

     9. Dealer agrees to provide to Cardholders, at Dealer's own expense, the services and Cardholder incentives listed in Exhibit B ("Cardholder Incentives"). Cardholder Incentives shall be offered to all Cardholders, regardless of status of vehicle as new or pre-owned. Dealer acknowledges that the Cardholder Incentives are an integral part of the P1 VISA Program and serve to enhance the attraction of the P1 VISA Program to the Cardholder and to prospective Cardholders;

     10. Dealer will provide PrivilegeONE with access to the computers designated to be used for the online approval process for programming of the browser to interface with the correct PrivilegeONE web address;

     11. Dealer will accept and service those Cardholders, including the redemption of previously accumulated Credit Card Rebate Dollars, (i) who transfer to Dealer in conjunction with a relocation, or (ii) who are assigned to Dealer in conjunction with the withdrawal of another participating Dealer for whatever reason, and accept without a claim or other right of recourse the loss of Cardholders who alter their enrollment in accordance with the P1 VISA Program rules;

     12. Dealer will not take into account the Credit Card Rebate Dollars when negotiating a price for Vehicles with Cardholders, but rather will allow Cardholders to negotiate the best price on a Vehicle in the same fashion as any other of Dealer's customers, before redemption of Credit Card Rebate Dollars occurs.

III. Membership Plan.

     1. Dealer agrees to provide to customers enrolled in the Membership Plan ("Members"), at Dealer's own expense, the services and incentives listed on EXHIBIT C ("Membership Incentives"). Membership Incentives shall be offered to all Members, regardless of status of vehicle as new or pre-owned. Dealer acknowledges that the Membership Incentives are an integral part of the Membership Plan and serve to enhance the attraction of the Membership Plan to the Members and to prospective Members.

     2. Dealer will not take into account the Membership Rebate Dollars when negotiating a price for Vehicles with Members, but rather will allow Members to negotiate the best price on a Vehicle in the same fashion as any other of Dealer's customers, before redemption of Membership Rebate Dollars occurs.


                                                              EXHIBIT E
                                                      AUTHORIZED PERSONNEL FORM


EMPLOYEE NAME:
--------------

FIRST                                                             LAST                                         M.I.
----------------------------------------------- --------------------------------------------- --------------------------------------

----------------------------------------------- --------------------------------------------- --------------------------------------


MAILING ADDRESS:
----------------

STREET                                              CITY                             STATE                          ZIP CODE
------------------------------------ --------------------------------- ---------------------------------- --------------------------


------------------------------------ --------------------------------- ---------------------------------- --------------------------


SOCIAL SECURITY #                                                                             DATE OF BIRTH
---------------------------------------------------------------------- -------------------------------------------------------------


---------------------------------------------------------------------- -------------------------------------------------------------


DRIVER'S LICENSE NUMBER
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


HOME PHONE                                               EMAIL ADDRESS                              BUSINESS PHONE
---------------------------------------- -------------------------------------------------------------------------------------------


---------------------------------------- -------------------------------------------------------------------------------------------


YEARS OF EMPLOYMENT
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


EMPLOYEE SIGNATURE                                                                      DATE:
------------------                                                                      -----

---------------------------------------------------------------------- -------------------------------------------------------------


---------------------------------------------------------------------- -------------------------------------------------------------


AUTHORIZED BY:                                                                          DATE:
--------------                                                                          -----

---------------------------------------------------------------------- -------------------------------------------------------------


---------------------------------------------------------------------- -------------------------------------------------------------

                                    EXHIBIT F
                             ARTWORK SUBMISSION FORM

INTRODUCTION: PrivilegeONE is excited about the opportunity to help you to craft the artwork that you would like to have on your Dealership-Branded Card and your Membership Card. To accomplish this goal there are certain guidelines that must be adhered to for a seamless production of your unique plastic design.

1. Dealer shall propose to PrivilegeONE certain Dealer Trademarks including images of graphical, artistic, and/or design works presently utilized by Dealer to advertise and identify Dealer's goods and services to the consumer, for use and reproduction by PrivilegeONE, Issuer, and their agents, on advertising, promotional materials, billing statements, collection letters, internet web sites, on the face of PrivilegeONE Credit and Membership Cards. PrivilegeONE reserves the right to accept or reject any proposed Dealer Trademark in its sole discretion, and to only utilize Dealer Trademarks to the extent and in the manner it deems appropriate. If any proposed Dealer Trademark delivered to PrivilegeONE contains a manufacturer's mark or logo, the same must be accompanied by a written authorization of use from the manufacturer in a form and content acceptable to PrivilegeONE. It is essential that there is no conflict with the manufacturer or any other person or entity to enhance the effectiveness of the Loyalty Program to the Dealer.

2. Dealer shall supply to PrivilegeONE for use by Issuer camera-ready artwork or electronic images of the Dealer Trademarks proposed for use, in form and format suitable to the PrivilegeONE. (See below) PrivilegeONE shall have ten
(10) business days from receipt of the proposed Dealer Trademarks to review them and to notify Dealer as to their suitability or unsuitability. PrivilegeONE reserves the right to make such determination in their sole discretion, but agrees to work with Dealer to derive marks suitable for inclusion on the PrivilegeONE Credit and Membership Card and on marketing and other solicitation materials.

The following guidelines will assist you with designing your Dealership logo that will be placed on the PrivilegeONE Credit and Membership Card:

     The logo size must fit within a 3" X 5/8" space, be in black only and must be 100% to size.

     The artwork/logo must be placed on slick paper or in electronic format so that it is "camera ready" and must be of top quality.

     Consider the image design to ensure it is in the best format, as you do not want to affect the clarity or readability of that image.

     Manufacturer logos/marks cannot appear as part of the Dealer name on the card without Manufacturer's approval in writing.

     However, the Dealer name can include the Manufacturer's (e.g., Toyota, Nissan, etc.) name only if the manufacturer name is part of the legal name of the Dealer entity.
                        Example: Thompson Toyota

Logos should be developed in EPS Vector based file format. This allows the logo size to be manipulated without compromise to the original quality of the image. Please turn all fonts to curves to ensure the logo looks like the original. Tiffs, Jepgs, BMP, and GIFS are not acceptable. Save the file in the original vector based file format and the save the file again by (save file as) and select Adobe.PDF file format. Please email the EPS file and the adobe file to mfc@privilegeone.com, enclose your name, your phone number and the Dealership name. YOU MUST QUALITY CHECK YOUR LOGO FOR 100% ACCURACY AS WHAT YOU SUBMIT WILL BE SUBSTANTIALLY SIMILAR TO - WHAT WILL APPEAR ON YOUR PRIVILEGEONE VISA CREDIT CARD AND ON THE PRIVILEGEONE MEMBERSHIP CARD

     ---------------------------------------------------


     ---------------------------------------------------

                                    EXHIBIT C
                                    ---------

                                DEALER INCENTIVES
                                -----------------

                                       ***

                                    EXHIBIT D
                                    ---------

                                  COMPENSATION
                                  ------------

                                       ***

                                    EXHIBIT E
                                    ---------

                      TERMS AND CONDITIONS OF CREDIT CARDS
                      ------------------------------------



1.       The Credit Card comes with no Annual Fee.

2. The Credit Cards initially will have an introductory annual percentage rate of 2.99% "Preferred Rate", a variable "Standard Rate" of 16.99%, an "Interim Performance Rate" of 19.99% (failure to make payments on time twice during a six month period) and a variable "Performance Rate" of 21.99% (failure to make two consecutive payments). Such variable interest rates will be based upon LIBOR. In all cases LIBOR shall be equal to the three month London Interbank Offered Rate published in the WALL STREET JOURNAL on the third Wednesday of March, June, September and December.

3. The Credit Cards initially will carry a $35 fee for exceeding an Account's established credit limit.

4.       The Credit Cards initially will carry a $35 fee for late payment.

5. The Credit Cards initially will carry a $35 fee for returned convenience checks and returned payment checks.

6. The Credit Cards initially will carry a $0.50 minimum monthly finance charge for purchases.

7. The Credit Cards initially will carry a cash advance fee of 4% of the amount of each cash advance, with a five dollar ($5.00) minimum fee for cash advances and cash equivalent transactions (wire transfers, money orders, lottery tickets, casino gaming chips, and tax payments).

8. The Credit Cards will have a grace period of at least 20 days for repayment of the Account balance for purchases. The grace period will begin on the date of the periodic billing statement (provided that the Account balance was paid in full by the due date listed on the billing statement.